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                                                                   Exhibit 10.21

                            Schedule to Exhibit 10.21

         Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.21.

Exhibit 10.21 Filed

Agreement:        Share Pledge Agreement
Date:             September 26, 2003
Pledgee:          Beijing Super Channel Network Limited
Pledgor:          Wang Lei Lei
Pledged asset:    Pledgor's 20% equity interest in Beijing Lei Ting Wan Jun
                  Network Technology Limited

Agreements Substantially Identical to Exhibit 10.21 and Omitted

Agreement:        Share Pledge Agreement
Date:             September 26, 2003
Pledgee:          Beijing Super Channel Network Limited
Pledgor:          Wang Xiu Ling
Pledged asset:    Pledgor's 70% equity interest in Beijing Lei Ting Wan Jun
                  Network Technology Limited

Agreement:        Share Pledge Agreement
Date:             September 26, 2003
Pledgee:          Beijing Super Channel Network Limited
Pledgor:          Sheng Yong
Pledged asset:    Pledgor's 30% equity interest in Beijing Lei Ting Wan Jun
                  Network Technology Limited

Agreement:        Share Pledge Agreement
Date:             November 19, 2003
Pledgee:          Puccini Network Technology (Beijing) Limited
Pledgor:          Wang Lei Lei
Pledged asset:    Pledgor's 80% equity interest in Beijing Lei Ting Wu Ji
                  Network Technology Limited

Agreement:        Share Pledge Agreement
Date:             November 19, 2003
Pledgee:          Puccini Network Technology (Beijing) Limited
Pledgor:          Wang Xiu Ling
Pledged asset:    Pledgor's 20% equity interest in Beijing Lei Ting Wu Ji
                  Network Technology Limited

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[Translation of Chinese original]

                             Share Pledge Agreement

This Share Pledge Agreement is entered into on September 26, 2003 in Beijing by and between the following parties:

Pledgee:       Beijing Super Channel Network Limited
Address:       Room F09 2/F Yongchangbeilu Road, 3 Beijing Economic and
               Technology Development Area

Pledgor:       Wang Lei Lei
Gender:        Male
Identity Code: 110102197304020437
Address:       Room 1001 Building 1, Xiaoyangyibin Hutong Bystreet,, Dong Cheng
               District, Beijing

WHEREAS,

1. Wang Lei Lei, the Pledgor, is a citizen of the People's Republic of China ("PRC"). The Pledgor owns 20% equity interest in Beijing Lei Ting Wan Jun Network Technology Ltd ("Lei Ting Company"). Lei Ting Company is a limited liability company registered in Beijing engaging in the business of Internet information provision services.

2. The Pledgee, a wholly foreign-owned company registered in Beijing, PRC, has been licensed by the PRC relevant government authority to carry on the business of Internet technical services. The Pledgee and the Pledgor-owned Lei Ting Company enter into an Exclusive Technical Consulting and Services Agreement (the " Service Agreement") on September 26, 2003.

3. In order to make sure that the Pledgee collect technical service fees as normal from Lei Ting Company, the Pledgor is willing to pledge all his equity interest in Lei Ting Company to the Pledgee as a security for the Pledgee to collect technical consulting and service fees under the Service Agreement.

     In order to define each Party's rights and obligations, the Pledgee and the Pledgor through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.   Definitions And Interpretations

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

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     1.1  Pledge means the full content of Article 2 hereunder

     1.2 Equity Interest means all his 20% equity interests in Lei Ting Company legally held by the Pledgor.

     1.3 Rate of Pledge means the ratio between the value of the pledge under this Agreement and the exclusive technical consulting and service fees under the Service Agreement.

     1.4 Term of Pledge means the period provided for under Article 3.2 hereunder.

     1.5 Service Agreement means the Exclusive Technical Consulting and Service Agreement entered into by and between Lei Ting Company and the Pledgee on September 26, 2003.

     1.6 Event of Default means any event in accordance with Article 7 hereunder.

     1.7 Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

2.   Assignment And Pledge

     2.1 The Pledgor agrees to pledge all his equity interest in Lei Ting Company to the Pledgee. Pledge under this Agreement refers to the rights owned by the Pledgee who shall be entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of the share pledged by the Pledgor to the Pledgee.

3.   Rate Of Pledge And Term Of Pledge

     3.1  The rate of Pledge

          3.1.1  The rate of pledge shall be 100%

     3.2  The term of Pledge

          3.2.1 The Pledge shall take effect as of the date when the equity interests under this Agreement are recorded in the Register of Shareholder of Lei Ting Company and registered with the competent Administration for Industry and Commerce. The term of the Pledge is the same with the term of Service Agreement.

          3.2.2  During the Pledge, the Pledgor shall be entitled to dispose the

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                 Pledge in accordance with this Agreement in the event that Lei
                 Ting Company fails to pay exclusive technical consulting and service fee in accordance with the Service Agreement.

4.   Physical Possession Of Documents

     4.1 During the term of Pledge under this Agreement, the Pledgor shall deliver the physical possession of the Certificate of Distribution and the Name List of Shareholder of Lei Ting Company to the Pledgee within one week as of the date of conclusion of this Agreement.

     4.2 The Pledgee shall be entitled to collect the dividends from the equity interests.

5.   Warranties And Representation Of The Pledgor

     5.1  The Pledgor is the legal owner of the equity interests.

     5.2 The Pledgee shall not be interfered by any other pledgee at any time once Party exercises the rights of the Pledgee in accordance with this Agreement.

     5.3 The Pledgee shall be entitled to dispose or assign the pledge in accordance with this Agreement.

     5.4 The Pledgor does not pledge or encumber the equity interests to any other person except for the Pledgee.

6.   Covenant Of The Pledgor

     6.1 During the effective term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall:

          6.1.1 Except the transfer of equity interest, as subject to the Exclusive Purchase Right Contract entered into among the Pledgor, Lahiji Vale Limited (hereinafter referred to "LAHIJI") and Lei Ting Company on September 26, 2003, to LAHIJI or the person designated by LAHIJI, not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;

          6.1.2 comply with and implement laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the

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                 competent authority within five days upon receiving such
                 notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee.

          6.1.3 timely notify the Pledgee of any events or any received notices which may affect the Pledgor's equity interest or any part of its right, and any events or any received notices which may change the Pledgor's any covenant and obligation under this Agreement or which may affect the Pledgor's performance of its obligations under this Agreement.

     6.2 The Pledgor agrees that the Pledgee's right of exercising the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any other person.

     6.3 The Pledgor warrants to the Pledgee that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Service Agreement, the Pledgor shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and or perform and cause other parties who have interests to take action as required by the Pledgee and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or a person (natural person or legal entity) designated by the Pledgee, and provides all the notices, orders and decisions regarded as necessary by the Pledgee with the Pledgee within the reasonable time.

     6.4 The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. The Pledgor shall compensate for all the losses suffered by the Pledgee for the reasons that the Pledgor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.   Event Of Default

     7.1  The following events shall be regarded as an event of default:

          7.1.1 Lei Ting Company fails to make full payment of the exclusive technical consulting and service fees as scheduled under the Service Agreement;

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          7.1.2  The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any warranties under Article 5 herein;

          7.1.3  The Pledgor violates the covenants under Article 6 herein;

          7.1.4  The Pledgor violates any terms and conditions herein;

          7.1.5 The Pledgor waives the pledged equity interests or transfers or assigns the pledged equity interests without prior written consent from the Pledgee;

          7.1.6 The Pledgor's any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor's capacity to perform the obligations herein is affected;

          7.1.7 The Pledgor is incapable of repaying the general debt or other debt;

          7.1.8 This Agreement is illegal for the reason of the promulgation of any related laws or the Pledgor's incapability of continuing to perform the obligations herein;

          7.1.9 Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

          7.1.10 The property of the Pledgor is adversely changed and cause the Pledgee to deem that the capability of the Pledgor to perform the obligations herein is affected;

          7.1.11 The successors or assignees of the Pledgor are only entitled to perform a portion of or refuse to perform the payment liability under the Service Agreement;

          7.1.12 Other circumstances whereby the Pledgee is incapable of exercising the right to dispose the Pledge in accordance with the related laws.

     7.2 The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or find that any event under Article 7.1 herein or any

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          events that may result in the foregoing events have happened or is going on.

     7.3 Unless the event of default under Article 7.1 herein has been solved to the Pledgee's satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding service feess under the Service Agreement and other payables or dispose the Pledge in accordance with Article 8 herein.

8.   Exercise Of The Right Of The Pledge

     8.1 The Pledgor shall not transfer or assign the pledge without prior written approval from the Pledgee prior to the full repayment of the consulting and service fee under the Service Agreement.

     8.2 The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right of pledge.

     8.3 Subject to Article 7.3, the Pledgee may exercise the right to dispose the Pledge at any time when the Pledgee gives a notice of default in accordance with Article 7.3 or thereafter.

     8.4 The Pledgee is entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the share pledged herein in accordance with legal procedure until the outstanding consulting and service fees and all other payables under the Service Agreement are repaid.

     8.5 The Pledgor shall not hinder the Pledgee from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9.   Transfer Or Assignment

     9.1 The Pledgor shall not donate or transfer his rights and obligations herein without prior consent from the Pledgee.

     9.2 This Agreement shall be binding upon the Pledgor and his successors and be effective to the Pledgee and his each successor and assignee.

     9.3 The Pledgee may transfer or assign his all or any rights and obligations under the Service Agreement to any individual (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a

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          party hereto. When the Pledgee transfers or assigns the rights and obligations under the Service Agreement, at the request of the Pledgee, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

     9.4 After the Pledgee's change resulting from the transfer or assignment, the new parties to the pledge shall reexecute a pledge contract.

10.  Termination

This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid off and the Lei Ting Company will not undertake any obligations under the Service Agreement any more, and the Pledgee shall cancel or terminate this Agreement within reasonable time as soon as practicable.

11.  Fees And Other Charges

     11.1 The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgor shall fully indemnify such taxes paid by the Pledgee.

     11.2 The Pledgor shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney's fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgor for the reason that (1) The Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) The Pledgee has recourse to any foregoing taxes, charges or fees by any means for other reasons.

12.  Force Majeure

     12.1 If this Agreement is delayed in or prevented from performing in the Event of Force Majeure ("Event of Force Majeure"), only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party's reasonable control. The Party affected by Force Majeure who claims for exemption from performing any obligations under this

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          Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

     12.2 The Pledgeeffected by Force Majeure shall not assume any liability under this Agreement. However, subject to the Party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

13.  Dispute Resolution

     13.1 This Agreement shall be governed by and construed in accordance with the PRC law.

     13.2 The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

14.  Notice

     14.1 Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing including facsimile and telex from time to time.

15.  Appendices

     15.1 The appendices to this Agreement are entire and integral part of this Agreement.

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16.  Effectiveness

     16.1 This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

     16.2 This Agreement is written in Chinese and is executed in two counterparts.

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     (No text on this page)


Pledgee: Beijing Super Channel Network Limited

Authorized Representative: __________________


Pledgor: Wang Lei Lei

_________________(Signature)


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EXHIBIT A

1.   Register of Shareholders of Beijing Lei Ting Wan Jun Network Technology
     Ltd.

2. Certificate of Capital Contribution of Beijing Lei Ting Wan Jun Network Technology Ltd.

3.   Exclusive Technical Consulting and Services Agreement


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